Exhibit 10.1

Waiver and Fourth Amendment to Loan Documents

THIS WAIVER  AND FOURTH  AMENDMENT  TO LOAN DOCUMENTS  (this “Amendment”) is made as of March 24, 2014, by and between BREKFORD CORP.,  a Delaware corporation (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

A.         The Borrower has executed and delivered to the Bank (or a predecessor which is now known by the Bank’s name as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan  Documents”)  which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B.           The  Borrower  and  the  Bank  desire  to  amend  the  Loan  Documents  as  provided  for  in  this
Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.          Certain of the Loan Documents are amended, and certain defaults under the Loan Documents are waived, as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.         The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.         The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests,  mortgages,  and  pledges  granted  by  the  Borrower  or  third  parties  (if  applicable),  shall  continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

4.          As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

5.          To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations.

6.          This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.          The  Bank  may  modify  this  Amendment  for  the  purposes  of  completing  missing  content  or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail).

8.          This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

9.          This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated in the Loan Documents is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank’s office indicated in the Loan Documents is located, excluding its conflict of laws rules.

10.           Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and  confirms the confession of judgment (if applicable)  and waiver of jury trial provisions contained  in the Loan Documents.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

WITNESS  the due execution of this Amendment as a document under seal as of the date first written above.

WITNESS / ATTEST:	BREKFORD CORP., a Delaware corporation

By:
Print Name	(SEAL)

Title	Chandra (C.B.) Brechin
Chief Executive Officer

By:
Print Name	(SEAL)

Title	Scott Rutherford
(Include title only if an officer of entity signing to the right)	President

PNC BANK, NATIONAL ASSOCIATION

By:
(SEAL)

Stephen D. Palmer
Senior Vice President

EXHIBIT  A TO
WAIVER AND FOURTH  AMENDMENT  TO LOAN DOCUMENTS
DATED AS OF MARCH 24, 2014

A.   The “Loan  Documents”  that  are the subject  of this Amendment include the following (as any of the foregoing have previously been amended,  modified or otherwise supplemented):

1.           $3,000,000.00 Committed Line of Credit Note dated June 28, 2012 executed and delivered to the Bank by the Borrower (the “Note”)

2.           Loan Agreement dated June 28, 2012 between the Borrower and the Bank (the “Loan Agreement”)

3.           Security Agreement dated June 28, 2012 between the Borrower and the Bank

4.           Subordination Agreements each dated as of June 28, 2012, among the Borrower, the Bank, and each of:

(a)           C. B. Brechin; and
(b)           Scott Rutherford

5.           First Amendment to Loan Documents dated December 21, 2012 between the Borrower and the B a n k

6.           Waiver and Second Amendment to Loan Documents dated July 18, 2013, between the Borrower and the Bank

7.           Second (sic) Amendment to Loan Documents dated September 28, 2013, between the Borrower and the Bank* (*this is effectively the third amendment)

8.           All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.           Waiver.

The Borrower has acknowledged and agreed with the Bank that the Borrower failed to comply with Section (1), the Total Funded Debt to EBITDA covenant, in the Financial Covenants section of the Addendum to the Loan Agreement for the period ending December 31, 2013; and Section (2), the Debt Service Coverage Ratio covenant, in the Financial Covenants section of the Addendum to the Loan Agreement for the period ending December 31, 2013. The Borrower’s failure to comply with the foregoing covenants constitutes Events of Default under the Loan Documents. The Borrower has requested that the Bank waive the Events of Default.  In reliance upon the Borrower’s representations and warranties and subject to the terms and conditions herein set forth, the Bank agrees to grant a waiver of Borrower’s non-compliance with the covenants and of the Events of Default that would otherwise result from a violation of such covenants solely for the above-referenced periods. The Borrower agrees that it will hereafter comply fully with all Financial Covenants and all other provisions of the Loan Documents, which remain in full force and effect.  Except as expressly described in this Amendment, this waiver shall not constitute (a) a modification or an alteration of the terms, conditions or covenants of the Loan Documents or (b) a waiver, release or limitation upon the Bank’s exercise of any of its rights and remedies thereunder, which are hereby expressly reserved.

This waiver shall not relieve or release the Borrower in any way from any of its respective duties, obligations, covenants or agreements under the Loan Documents or from the consequences of any Event of Default there under, except as expressly described above. This waiver shall not obligate the Bank, or be construed to require the Bank, to waive any other Events of Default or defaults, whether now existing or which may occur after the date of this waiver.

C.            The Loan Documents are amended  as follows:

1.
Restated  Note.   Concurrently with the execution and delivery of this Amendment, the Borrower shall execute and deliver to the Bank a restated note (the “Restated Note”), evidencing the Line of Credit in the principal amount of Two Million Dollars and no cents  ($2,000,000.00) in form and substance satisfactory to the Bank, a copy of which is attached hereto.  Upon receipt by the Bank of the Restated Note, the existing Note shall be canceled; the Line of Credit and all accrued and unpaid interest on the existing Note shall thereafter be evidenced by the Restated Note; and all references to the “Note” evidencing  the  Line  of  Credit  in  any  documents  relating  thereto  shall  thereafter  be deemed to refer to the Restated Note.  Without duplication, the Restated Note shall not constitute a novation and shall in no way extinguish the Borrower’s unconditional obligation to repay all indebtedness, including accrued and unpaid interest, evidenced by the existing Note.

2.	Loan Agreement. The Financial Covenants set forth in the Addendum to the Loan Agreement, as subsequently modified, are hereby amended in their entirety to read as follows:

Interest Coverage Ratio

The Borrower will maintain, as of the end of each fiscal quarter, an Interest Coverage Ratio calculated as EBITDA divided by Interest Expense of no less than (a) 1.00x for the period ended March 31, 2014 and (b) 1.50x for the period ended June 30, 2014. Interest will be calculated as the interest payments paid fiscal year to date. EBITDA will be calculated on a year-to-date basis.

Except as modified hereinabove, the definitions set forth in the Addendum to the Loan

Agreement remain unchanged and are incorporated herein.

D.            Conditions  to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction  of the following conditions:

1.           Execution by all parties and delivery to the Bank of this Amendment, including the attached Consent of Subordinated Creditor, and the Restated Note.

2.           Payment by the Borrower to the Bank of a fee in the amount of $5,000.00, and reimbursement of the fees and expenses of the Bank's outside and in-house counsel in connection with this Amendment, which fees and expenses as of the date of this Amendment are $1,000.00.

CONSENT OF SUBORDINATED  CREDITOR

Each of the undersigned (jointly and severally if more than one, the "Subordinated Creditor") consents to the terms and provisions of the foregoing Waiver and Fourth Amendment to Loan Documents (the "Amendment") and all prior amendments (if any) and confirms and agrees that: (a) its obligations under its Subordination Agreement executed in favor of the Bank, each dated as of June 28, 2012 (collectively if more than one, the "Subordination Agreement") relating to the Obligations mentioned in the Amendment, shall be unimpaired by the Amendment; (b) it has no defenses, set offs, counterclaims, discounts or charges of any kind against  the  Bank,  its  officers,  directors,  employees,  agents  or  attorneys  with  respect  to  its  Subordination Agreement; and (c) all of the terms and conditions of its Subordination Agreement remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment.

The Subordinated Creditor ratifies and confirms the indemnification and waiver of jury trial provisions contained  in the Subordination Agreement.

WITNESS the due execution of this Consent as a document under seal, as of the date of the

Amendment, intending to be legally bound.

WITNESS / ATTEST:

(SEAL)
Print Name:	C. B. BRECHIN

Print Name:	SCOTT RUTHERFORD